Exhibit 10.1

SECOND AMENDMENT TO INDUSTRIAL LEASE

THIS AMENDMENT is made as of the Amendment Date (as hereinafter defined) by and between STATELINE J, LLC, a Delaware limited liability company (“Landlord”) and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”).

RECITALS

Landlord and Tenant have previously entered into that certain Industrial Lease Agreement dated March 18, 2016, as amended by First Amendment to Industrial Lease (the “First Amendment”) (as amended, the “Lease”) for the lease of space at 1620 Stateline Road (Suite 101), Southaven, Mississippi  38671 (the “Premises”) located within Stateline Business Park, DeSoto County, Mississippi.

Landlord and Tenant desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.Capitalized Terms.  All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2.Early Expansion.  Tenant has elected to cause the Early Expansion (defined in Special Stipulation Number 3 of the original Lease, the “Early Expansion Stipulation”) with respect to the entire 129,600 square foot Expansion Space.  The effective date of the Early Expansion shall be September 5, 2016 (the “Early Expansion Effective Date”).

4.Confirmation of Dates.  Landlord and Tenant hereby confirm that the Lease Commencement Date occurred on May 11, 2016 and the Base Rent Commencement Date is August 11, 2016.  The First Lease Year runs from May 11, 2016 through May 31, 2017.

5.Base Rent.  Pursuant to the Early Expansion Stipulation, in order to account for the Early Expansion, Annual Base Rent is to increase by an amount equal to $426,384.00 ($3.29 x 129,600 sf) during the period between September 5, 2016 (the Early Expansion Effective Date) and June 1, 2017 (the first day of the second Lease Year, the date on which the Expansion would have occurred if not for the Early Expansion).  Therefore, Monthly Base Rent installments for the First Lease Year are hereby modified to be the following (and Section 1(d) and (e) of the original Lease and First Amendment are so modified):

Period	Monthly Base Rent
5/11/2016 – 8/10/2016:	$0.00
8/11/2016 – 9/4/2016:	$39,973.50 (plus the prorated amount for any Fractional Month)
9/5/2016 – 5/31/2017:	$76,679.50

The Base Rent amounts for periods following the First Lease Year remain unmodified from the amounts set forth in the rent schedule provided in the First Amendment.

6.Brokers.

(a)Representation/Warranty.  Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment.

(b)Indemnity.  Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing.

(c)Survival.  The indemnity set forth in subsection (b) above shall survive the termination of the Lease for any reason.

7.No Further Concessions.  Except as expressly provided herein, no free rent, moving allowances, tenant improvement allowances or other such financial concessions contained in the Lease shall apply to the Term as extended hereby.

8.Amendment Date.  For purposes of this Amendment, the term “Amendment Date” shall mean the date upon which this Amendment is signed by Landlord or Tenant, whichever is later.

9.Ratification of Lease.  Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged.  As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant.

10.Inconsistencies.  To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

11.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of a pdf or other electronic counterpart of this Amendment executed by a party hereto shall be deemed to constitute delivery of an original hereof executed by such party.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the Amendment Date.

Date:______________________	LANDLORD: STATELINE J, LLC, a Delaware limited liability company By: ___________________________ Name: Title:
Date:______________________	TENANT: PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation By: ___________________________ Name: Title:

[GUARANTOR]

The capitalized terms of this Consent shall have the meaning as defined in the Amendment to which this Consent is attached (the “Second Amendment”), unless otherwise defined.  The undersigned, being the Guarantor of the Lease under that certain Guaranty dated March 21, 2016 from Guarantor to Stateline J, LLC, hereby consents to the Second Amendment, and acknowledges and reaffirms that the Guaranty is in full force and effect as it relates to the Lease, as amended by the Second Amendment.

Date:______________________

GUARANTOR:

PFSWEB, INC., a Delaware corporation

By:  ___________________________

     Name: ______________________

     Title: _______________________

Attest: _________________________

     Name: ______________________

     Title: _______________________

[CORPORATE SEAL]